EXHIBIT (v)(1)


                NATIONAL MEDIA FUND LINE OF CREDIT


     By this Agreement, dated as of _____________ 1994, SHOWBIZ
PIZZA TIME, INC. ("Lender") and INTERNATIONAL ASSOCIATION OF
SHOWBIZ PIZZA TIME RESTAURANTS, INC., ("Borrower") hereby agree as follows:

     1. Revolving Commitment. Subject to the terms and conditions in this Agreement, Lender agrees to loan to Borrower from time to time amounts not to exceed Four Hundred Thousand Dollars ($400,000.00) in the aggregate outstanding at any one time. No new advance shall be made under this Agreement after December 31, 1995. Subject to the foregoing limitations, Borrower may borrow, repay, prepay and reborrow amounts under this Agreement.

     2. Note. Borrower's obligation to repay amounts borrowed under this Agreement is further evidenced by an National Media Fund Promissory Note (the "Note") dated the same date as this Agreement. Payment of principal and interest, and accrual of interest, on amounts borrowed under this Agreement shall be as provided in the Note.

     3. Use of Proceeds. Borrower shall use amounts borrowed under this Agreement only to purchase goods and services related to network media buys (collectively, the "Project"). Upon Lender's reasonable request, Borrower shall provide copies of invoices and other documents which evidence Borrower's compliance with this
Section 3.

     4.   Records and Reports.  Upon Lender's reasonable request,
Borrower shall provide reports and copies of invoices, canceled checks and other business records pertaining to the Project, this Agreement or the Note.

     5. Condition to Loans. The obligation of Lender to make loans under this Agreement is subject to the satisfaction of each of the following conditions:

          (a) No default under this Agreement, and no event which would constitute a default but for the giving of notice or the passage of time thereafter, shall have occurred and be continuing on the date of such loan;
          (b) The representations and warranties of Borrower set forth in this Agreement shall be true as of the date of such loan;
          (c) Lender shall have received any documents or information previously requested from Borrower pursuant to this Agreement; and
          (d) No material adverse change, in Lender's sole determination, has occurred in the businesses of the ShowBiz Pizza Time restaurants or in the financial condition of Borrower.

     6. Representation and Warranties: Borrower represents and warrants that: (a) Borrower is a corporation duly incorporated, validly existing and in good standing under the laws of the State of Texas; (b) the execution, delivery and performance of this Agreement and the Note have been duly authorized by all necessary corporation action; and (c) this Agreement and the Note constitute the valid and binding obligations of Borrower enforceable in accordance with their terms.

     7. Default. Borrower shall be in default under this Agreement if one or more of the following events shall have occurred and be continuing:
          (a) The failure by Borrower to make any payment of principal or interest on the Note within ten (10) days after the same becomes due and payable;
          (b) The failure by Borrower to perform any of its obligations, except the payment of principal and interest, arising under the Note, this Agreement or any other agreement between Borrower and Lender within five
          (5) days after written notice of such failure; or
          (c) The filing by or against the Borrower of a voluntary or involuntary proceeding seeking liquidation, reorganization or other relief with respect to Borrower or its debts under any bankruptcy, insolvency or other similar law now or hereafter in effect or seeking the appointment of a trustee, receiver, liquidator, custodian or other similar official for Borrower or any substantial part of its property and, in the case of any involuntary proceeding not consented to by Borrower, such proceeding is not dismissed within sixty (60) days.

     8.   Remedies.  If Borrower is in default under this
Agreement: (a) the outstanding principal and accrued interest under the Note shall mature and become automatically due and payable, without notice or demand; (b) Lender may terminate its commitment to make loans under this Agreement; and (c) Lender may exercise any other remedies permitted by law or equity.

     9. Notices. Any notice under this Agreement shall be effective upon actual receipt or upon delivery to the United States Postal Service, with first class postage, addressed as follows (or to such other address subsequently provided by the party hereto):



          To Lender:
          ShowBiz Pizza Time, Inc.
          4441 West Airport Freeway
          Irving, Texas 75015
          Attention:  General Counsel


          To Borrower:

          International Association of ShowBiz
               Pizza Time Restaurants, Inc.
          4441 West Airport Freeway
          Irving, Texas 75015
          Attention:  Mike Hilton

     10.  Miscellaneous.

          (a) No failure or delay by Lender in exercising any right, power or privilege under this Agreement or the Note shall operate as a waiver thereof, nor shall any single or partial exercise thereof preclude any further exercise thereof or the exercise of any other right, power or privilege.
          (b) The captions used in this Agreement are for convenience only and shall not be deemed to amplify, modify or limit the provisions hereof.
          (c) Words of any gender used in the Agreement shall be construed to include any other gender, and words in the singular shall include the plural and vice versa, unless the context otherwise requires.
          (d) This Agreement shall be binding upon and shall inure to the benefit of the parties hereto and their respective heirs, legal representatives, successors and assigns.
          (e) This Agreement, together with the Note, contains the entire agreement of the parties hereto with respect to the subject matter hereof and can be altered, amended or modified only by written instrument executed by both parties.
          (f) This Agreement may be executed in multiple copies, each of which shall be deemed an original, and all of such copies shall together constitute one and the same instrument.
          (g) Time is of the essence in the performance of each obligation, covenant and condition under this Agreement.
          (h) This Agreement shall be governed by the laws of the State of Texas.

     11. Prior Agreements. This Agreement amends, supersedes, and replaces all previous agreements related to national media production.

     IN WITNESS HEREOF, the parties have caused this Agreement to be executed by their duly authorized representatives as of the date first appearing above.

                              SHOWBIZ PIZZA TIME, INC.



                              By:_________________________
                                   Richard M. Frank
                                   Chairman and Chief
                                    Executive Officer



                              INTERNATIONAL ASSOCIATION OF SHOWBIZ
                               PIZZA TIME RESTAURANTS, INC.



                              By:___________________________

                                   Michael A. Hilton
                                   President

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                            EXHIBIT A
                            ---------

               Payment Grid for the Promissory Note,
          dated _________, 1994, between International
          Association of ShowBiz Pizza Time Restaurants,
          Inc. and ShowBiz Pizza Time, Inc.


                                  Principal  Interest
Date      Principal Advances       Payment   Payments  Balance Due
----      ------------------       -------   --------  ----------